UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 25, 2008
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32434 (Commission File Number)	37-1149138 (I.R.S. Employer Identification No.)
200 North 33rd Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
     On February 26, 2008, Mercantile Bancorp, Inc. (the “Company”) announced in a press release that its Board of Directors declared a quarterly cash dividend of six cents per share at its regular meeting on February 25. The dividend is payable March 17, 2008 to stockholders of record on March 3, 2008.
     The press release is included herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors Certain Officers; Election of Directors; Appointment Of Certain Officers; Compensatory Arrangements of Certain Officers
     (a) Employment Agreements. At its meeting on February 25, 2008, the Board of Directors of Mercantile Bancorp, Inc. (the “Company”), upon recommendation of its Compensation Committee, approved the extension of the Employment Agreements of executives Ted T. Awerkamp, Michael P. McGrath and Daniel J. Cook for an additional one year. The Employment Agreements for the three executives are similar in structure and effect. Under their original terms, the agreement for Mr. Awerkamp was for a term of three years and the agreements for Messrs. McGrath and Cook were for terms of two years. Each agreement is renewable by the Board of Directors in February of each year for an additional year. A year had lapsed on the original terms of the agreements, and the February Board action replentished the terms to their original duration of three years for Mr. Awerkamp and two years for Messrs. McGrath and Cook.
     The agreements were also amended and restated in December 2007 to address non-material, administrative terms for purposes of compliance with Internal Revenue Code Section 409A. Other than the extension of the term, and such non-material, administrative amendments, each agreement remains unchanged.
     (b) 2007 Bonuses. Also at its February 25, 2008 meeting, the Company’s Board approved the payment to Mr. Awerkamp, Mr. McGrath and Mr. Cook of cash bonuses in the amounts of $30,000, $15,000 and $15,000, respectively, in consideration of their performance on behalf of the Company in 2007. The one-time payments will be in addition to payments due to the executives under the Company’s Incentive Compensation Plan, which is the Company’s short-term incentive compensation component. The bonuses were approved in recognition of the executives’ contributions to the Company’s favorable performance relative to its peer group of banking organizations.

Item 9.01	Exhibits
     (c) Exhibits:

Exhibit
Number	Description
99.1	Press Release issued by Mercantile Bancorp, Inc. dated February 26, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.
	By:	/s/ Ted T. Awerkamp
		Name:	Ted T. Awerkamp
Date: February 28, 2008		Title:	President and Chief Executive Officer

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